UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

On February 9, 2011, the United States District Court for the Middle District of Florida (the “Court”) entered an order (the “Preliminary Approval Order”) preliminarily approving the Stipulation and Agreement of Settlement (the “Stipulation Agreement”) entered into on December 17, 2010 by WellCare Health Plans, Inc. (the “Company”) and a group of five public pension funds appointed by the Court to act as lead plaintiffs in the consolidated securities class action Eastwood Enterprises, L.L.C. v. Farha, et al., Case No. 8:07-cv-1940-VMC-EAJ.  The material terms of the Stipulation Agreement are substantively the same as the terms of the settlement previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2010, which terms are incorporated herein by reference.  The terms of the Stipulation Agreement include, among other things, the requirement that the Company pay $52.5 million into an escrow account for the benefit of the class within 30 business days following the entry of the Preliminary Approval Order (which would be March 24, 2011) or within three business days of counsel for the lead plaintiffs providing the Company's counsel with certain wiring information, whichever is later.  The Stipulation Agreement remains subject to final approval by the Court at a hearing, after notice to all class members and other legally-required procedural steps.  The Court scheduled the final approval hearing for May 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2011	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin
Senior Vice President, General Counsel & Secretary